Exhibit 99.1

Vera Therapeutics Provides Business Update and Reports Third Quarter

2025 Financial Results

•
Atacicept IgA nephropathy (IgAN) ORIGIN 3 trial primary endpoint results selected as a featured late-breaking oral presentation during opening plenary session of American Society of Nephrology (ASN) Kidney Week 2025
•
Biologics License Application (BLA) submission through the Accelerated Approval Program for atacicept for the treatment of IgAN to U.S. FDA expected in Q4; potential U.S. commercial launch of atacicept in 2026
•
Actively enrolling patients in the PIONEER, atacicept monthly dose range finding, and ORIGIN Extend studies

BRISBANE, Calif., November 5, 2025 – Vera Therapeutics, Inc. (Nasdaq: VERA), a late clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases, today reported its business highlights and financial results for the third quarter ended September 30, 2025.

“We look forward to presenting the most recent data from the ORIGIN 3 trial in a late-breaking presentation during the opening plenary session of ASN Kidney Week later this week,” said Marshall Fordyce, M.D., Founder and CEO of Vera Therapeutics. “We are excited to share additional data and clinical experience regarding the treatment of IgAN, which remains an area of unmet need within the nephrology community.”

“We remain on track to submit the BLA for atacicept in IgAN to the FDA this quarter. The BLA submission is supported by a robust data package that is built on years of rigorous clinical development, including the pivotal ORIGIN 3 trial, and we are looking forward to this major milestone in our mission to bring forward a potentially disease-modifying therapy for patients,” continued Dr. Fordyce.

Third Quarter 2025 and Recent Business Highlights

•
Primary endpoint results from the ORIGIN Phase 3 clinical trial of atacicept for the treatment of IgAN selected as a featured late-breaking oral presentation during the opening plenary session of ASN Kidney Week 2025 on November 6
•
Two additional posters scheduled to be presented during ASN Kidney Week 2025
•
Continue to enroll participants in the PIONEER Phase 2 basket trial to evaluate atacicept in expanded IgAN populations, anti-PLA2R positive primary membranous nephropathy (pMN), and anti-nephrin positive focal segmental glomerulosclerosis (FSGS) and minimal change disease (MCD) patients
•
Continue to enroll participants in the atacicept monthly dose range finding study

•
Continue to enroll participants in the ORIGIN Extend study, which provides ORIGIN participants with extended access to atacicept until commercial availability in their region, and captures longer-term safety and efficacy data

Anticipated Upcoming Milestones

•
Presentation of 36-week results from the pivotal ORIGIN 3 trial at ASN Kidney Week 2025 on November 6, 2025
•
Investor call and webcast to provide an ORIGIN 3 update on November 6, 2025
•
BLA submission through the Accelerated Approval Program for atacicept for the treatment of IgAN in adults to the U.S. FDA expected in Q4
•
Initial results from the PIONEER trial expected in Q4 2025
•
Potential FDA approval and U.S. launch of atacicept in 2026
•
2-year data from the pivotal ORIGIN 3 trial expected in 2027

Financial Results for the Quarter Ended September 30, 2025

For the quarter ended September 30, 2025, Vera Therapeutics reported a net loss of $80.3 million, or a net loss per diluted share of $1.26, compared to a net loss of $46.6 million, or a net loss per diluted share of $0.85, for the quarter ended September 30, 2024.

During the nine months ended September 30, 2025, net cash used in operating activities was $171.1 million, compared to $95.5 million for the same period last year.

Vera Therapeutics reported $497.4 million in cash, cash equivalents, and marketable securities as of September 30, 2025, which combined with availability under its debt facility, Vera believes to be sufficient to fund operations through potential approval and U.S. commercial launch of atacicept and beyond.

About Atacicept

Atacicept is an investigational recombinant fusion protein that contains the soluble transmembrane activator and calcium-modulating cyclophilin ligand interactor (TACI) receptor that binds to the cytokines B-cell activating factor (BAFF) and A PRoliferation-Inducing Ligand (APRIL). These cytokines are members of the tumor necrosis factor family that promote B-cell survival and autoantibody production associated with IgAN, lupus nephritis, and other autoimmune kidney diseases.

About the Atacicept Clinical Program

The ORIGIN Phase 2b clinical trial of atacicept in IgAN met its primary and key secondary endpoints, with statistically significant and clinically meaningful proteinuria reductions and stabilization of eGFR versus placebo through 36 weeks. The safety profile during the randomized period was comparable between atacicept and placebo. Through 96 weeks, atacicept demonstrated further improvements in Gd-IgA1, hematuria, and proteinuria, as well as stabilization of eGFR reflecting a profile consistent with that of the general population without IgAN.

The ORIGIN Phase 3 trial met the primary endpoint with a statistically significant and clinically meaningful reduction in proteinuria at week 36, in the prespecified interim analysis. Across the ORIGIN program in IgAN, the safety profile of atacicept appears favorable, and comparable to placebo.

Atacicept has received FDA Breakthrough Therapy Designation for the treatment of IgAN, which reflects the FDA’s determination that, based on an assessment of data from the ORIGIN Phase 2b clinical trial, atacicept may demonstrate substantial improvement on a clinically significant endpoint over available therapies for patients with IgAN. Vera Therapeutics believes atacicept is positioned for best-in-class potential, targeting B cells to reduce autoantibodies and having been administered to more than 1,500 patients in clinical trials across different disease areas.

The ORIGIN Extend study provides ORIGIN study participants with extended access to atacicept until its potential commercial availability in their region and captures longer-term safety and efficacy data. Atacicept is also being evaluated in expanded IgAN populations, anti-PLA2R positive primary membranous nephropathy, and anti-nephrin positive focal segmental glomerulosclerosis (FSGS) and minimal change disease (MCD) patients in the PIONEER trial.

About Vera Therapeutics

Vera Therapeutics is a late clinical-stage biotechnology company focused on developing treatments for serious immunological diseases. Vera Therapeutics’ mission is to advance treatments that target the source of disease in order to change the standard of care for patients. Vera Therapeutics’ lead product candidate is atacicept, a fusion protein self-administered at home as a subcutaneous once weekly injection that blocks both BAFF and APRIL, which stimulate B cells to produce autoantibodies contributing to certain autoimmune diseases, including IgAN and lupus nephritis. Beyond IgAN, Vera Therapeutics is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove clinically meaningful. In addition, Vera Therapeutics holds an exclusive license agreement with Stanford University for a novel, next generation fusion protein targeting BAFF and APRIL, known as VT-109, with wide therapeutic potential across the spectrum of B-cell–mediated diseases. Vera Therapeutics is also developing MAU868, a monoclonal antibody designed to neutralize infection with BK virus, which can have devastating consequences in kidney transplant recipients. Vera Therapeutics retains all global developmental and commercial rights to atacicept, VT-109, and MAU868. For more information, please visit www.veratx.com

Forward-looking Statements

Statements contained in this press release regarding matters, events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the advancement, clinical development, regulatory milestones and commercialization of atacicept; the expected timing for filing the BLA, FDA approval, and the

U.S. commercial launch of atacicept; Vera Therapeutics' ability to bring forward a potentially disease-modifying therapy for patients; expected timing for results from the PIONEER trial and 2-year data from the ORIGIN 3 trial; whether Vera Therapeutics is sufficiently funded through the potential approval and U.S. commercial launch for atacicept and beyond; the potential for atacicept to be best-in-class; and Vera Therapeutics’ plans, commitments, aspirations and goals under the caption “About Vera Therapeutics”. Words such as “believe,” “plan,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the regulatory approval process, results of earlier clinical trials may not be obtained in later clinical trials, preliminary results may not be predictive of topline results, risks and uncertainties associated with Vera Therapeutics’ business in general, the impact of macroeconomic and geopolitical events, and the other risks described in Vera Therapeutics’ filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

For more information, please contact:

Investor Contact:

Joyce Allaire

LifeSci Advisors

212-915-2569

jallaire@lifesciadvisors.com

Media Contact:

Debra Charlesworth

Vera Therapeutics
415-854-8051

corporatecommunications@veratx.com

VERA THERAPEUTICS, INC.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$56,473	$40,314	$155,946	$92,825
General and administrative	27,459	9,487	65,321	25,431
Total operating expenses	83,932	49,801	221,267	118,256
Loss from operations	(83,932)	(49,801)	(221,267)	(118,256)
Other income, net	3,639	3,169	12,749	9,533
Net loss	$(80,293)	$(46,632)	$(208,518)	$(108,723)
Change in unrealized gain/loss on marketable securities	$354	$1,494	$488	$793
Comprehensive loss	$(79,939)	$(45,138)	$(208,030)	$(107,930)
Net loss per share attributable to common stockholders, basic and diluted	$(1.26)	$(0.85)	$(3.27)	$(2.03)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	63,847,055	54,898,297	63,769,948	53,537,910

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$497,389	$640,852
Prepaid expenses and other current assets	13,922	10,366
Total current assets	511,311	651,218
Operating lease right-of-use assets	2,036	3,372
Other noncurrent assets	4,156	1,091
Total assets	$517,503	$655,681

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$17,950	$7,665
Operating lease liabilities	473	1,483
Accrued expenses and other liabilities, current	23,457	16,223
Total current liabilities	41,880	25,371
Long-term debt	74,648	50,687
Operating lease liabilities, noncurrent	2,095	2,468
Total liabilities	118,623	78,526
Stockholders' equity
Common stock	64	64
Additional paid-in-capital	1,067,703	1,037,948
Accumulated other comprehensive income	881	393
Accumulated deficit	(669,768)	(461,250)
Total stockholders' equity	398,880	577,155
Total liabilities and stockholders' equity	$517,503	$655,681

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